EXHIBIT 99.1

Avant Diagnostics Simultaneously Completes Acquisitions of Amarantus

Diagnostics and Theranostics Health

•	Operations of Amarantus Diagnostics and Theranostics Health have consolidated into Avant Diagnostics (OTCQB:AVDX)

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Diagnostics pipeline in Alzheimer's disease (LymPro Test™), Ovarian cancer (OvaDx™) and Multiple Sclerosis (MSPrecise™) added to already available Breast cancer test (TheraLink®) in Maryland-based CLIA/CAP facility

SCOTTSDALE, AZ, SAN FRANCISCO, CA and GAITHERSBERG, MD – May 11, 2016 - Avant Diagnostics, Inc. ("Avant") (OTCQB: AVDX), an innovative molecular diagnostics company, today announced it has completed the acquisition of Amarantus Diagnostics, Inc. ("AMDX"), a wholly-owned subsidiary of Amarantus BioScience Holdings, Inc. ("AMBS") (OTCQX: AMBS), and the business of Theranostics Health, Incorporated ("THI"). In connection with the acquisition of THI, Avant intends to appoint Glenn Hoke, PhD, President & CEO of THI, as Chief Scientific Officer. In connection with the acquisition of AMDX, Gerald Commissiong, President & CEO of AMBS, has been appointed to the Board of Directors of Avant.

Under the terms of the agreement for the acquisition of AMDX, Avant has acquired all of the outstanding shares of common stock of AMDX for an aggregate of 80,000,000 shares of Avant common stock, subject to issuance of additional shares upon the occurrence of certain future events. Under the terms of the agreement for the acquisition of THI, Avant acquired the assets and operations of THI for an aggregate of 25,000,000 shares of Avant common stock. Each share of Avant common stock issued to AMBS and THI will be subject to an eighteen (18) month lock-up, subject to certain exceptions.

Avant will initially look to grow THI's pharma services revenue by expanding existing relationships with pharmaceutical customers, particularly in the area of immune-oncology, and moving into new areas in neuro-immunology, specifically Alzheimer's disease. In parallel, the Company will be preparing for CLIA validation studies for the Company's proprietary diagnostic tests in the areas of Alzheimer's disease (LymPro Test™), ovarian cancer (OvaDx™) and multiple sclerosis (MSPrecise™). THI's TheraLink® assay is currently available under CLIA. Overall, the Company has within its CLIA/CAP certified facility the ability to perform microarray, Western blot, flow cytometry, ELISA and next-gen sequencing assays.

"The closing of these acquisitions marks a pivotal moment for Avant," said Gregg A. Linn, President & CEO of Avant. "We have simultaneously expanded our product pipeline into new areas of oncology with the acquisition of THI's business, as well as moved into neurology with the acquisition of AMDX. Moreover we have acquired the appropriate CLIA/CAP infrastructure required to commercialize our pipeline while also gaining access to a growing pharma services revenue stream with the very same sales, distribution channels, commercial relationships and overall scientific focus (immunology and cell cycle biology) required for successful introduction of our additional proprietary assets to the pharma services market. We now have a clear path towards building a robust diagnostic laboratory testing business while also furthering our proprietary tests towards market entry."

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Post-merger Avant Pipeline for CLIA and Pharma Services

  TheraLink® Assay includes phospho-activation markers for known drug targets of over 30 FDA-approved therapies for treating breast cancer patients that are likely responders to specific treatment regimens. In addition, the TheraLink® Assay panel includes other biomarkers that have utility in directing patients to clinical trials involving new investigational therapeutic agents as likely responders. Research programs and clinical trials are underway at leading institutions to validate the TheraLink® Assay panel for managing cancer treatment decision-making in other clinically significant areas such as colorectal, lung, pancreatic and ovarian cancer. TheraLink® is available now under CLIA and additional phospho-activation marker testing services are provided to the pharmaceutical industry.
  LymPro Test™ neuroimmunology-based flow cytometry assay for Alzheimer's Disease (AD), offers an early, accurate, and scalable diagnostic result for physicians seeking to provide the best information and treatment plan for patients from the earliest stages of this devastating disease. AD diagnosis has an approximately 30% misdiagnosis rate. AD costs the healthcare system approximately $200 B in direct costs per year, and these costs are expected to exceed $1.2T by 2050 according to the current spending and demographics trajectories.
  OvaDx® immuno-oncology diagnostic assay is a protein-based test, potentially representing a significant improvement in the screening and diagnosis for ovarian cancer. OvaDx offers the possibility to make a clear improvement to the current diagnostic standard that generates over $2B in sales annually by substantially improving the accuracy of diagnosis, and allowing for a more effective therapeutic triaging and intervention strategy. Longer term, the assay could become a much-needed early screening tool for all women as part of a standard screening paradigm.
  MSPrecise™ neuroimmunology-basednext-gen sequencing (NGS) diagnostic assay for multiple sclerosis (MS) offers a potentially highly accurate and actionable result that will substantially improve upon the high mis-diagnosis rate of this degenerative disease. More specifically, MS has an approximately 40% misdiagnosis rate, meaning that improving diagnostic accuracy will be a key driver to adopt more effective therapeutic strategies that will reduce costs for payers and improve outcomes for patients.

About Avant Diagnostics, Inc.

Avant is a medical diagnostic technology company that specializes in biomarker tests that are based on querying large panels of proteins with exquisite precision. Avant's first test, OvaDx®, is proposed for use in monitoring women diagnosed previously with ovarian cancer. OvaDx® is a sophisticated microarray-based test that measures the activation of the immune system in blood samples in response to ovarian tumor cell development. Pre-clinical research studies with OvaDx® indicate high sensitivity and specificity for all types and stages of ovarian cancer including stage IA-IV borderline serous, clear cell, endometrioid, mixed epithelial, mucinous, serous, and ovarian adenocarcinoma. Upon FDA 510(k) clearance, Avant intends to sell or license OvaDx®. Avant intends to utilize its public company stage to expand its portfolio of diagnostic tests in the future.

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About Theranostics Health

THI is a leading developer of proteomic technologies for measuring the activation status of key signaling pathways that are instrumental in the development of companion diagnostics for molecular-targeted therapies. THI has used these proteomic technologies to support the drug development programs of most major pharmaceutical and biotechnology drug development companies. THI is also providing these testing capabilities to clinical oncologists to advance personalized medicine through its TheraLink® Diagnostic Assays. For more information please visit www.theranosticshealth.com.

About Amarantus BioScience Holdings, Inc.

AMBS is a biotechnology company developing treatments and diagnostics for diseases in the areas of neurology, regenerative medicine and orphan diseases. AMBS' Therapeutics division has development rights to eltoprazine, a Phase 2b-ready small molecule indicated for Parkinson's disease levodopa-induced dyskinesia, adult ADHD and Alzheimer's aggression, and owns the intellectual property rights to a therapeutic protein known as mesencephalic-astrocyte-derived neurotrophic factor (MANF) and is developing MANF-based products as treatments for brain and ophthalmic disorders. More recently, AMBS acquired the rights to the Engineered Skin Substitute program (ESS), a regenerative medicine-based approach for treating severe burns with full thickness autologous skin grown in tissue culture. ESS is entering Phase 2 clinical studies under a CRADA agreement with the US Army. AMBS' Diagnostics division owns the rights to MSPrecise®, a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation, has an exclusive worldwide license to the Lymphocyte Proliferation test (LymPro Test®) for Alzheimer's disease, which was developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig, and owns intellectual property for the diagnosis of Parkinson's disease (NuroPro). AMBS also owns the discovery of neurotrophic factors (PhenoGuard™) that led to MANF's discovery.

For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimated" and "intend," among others. These forward-looking statements are based on Avant's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Avant does not undertake an obligation to update or revise any forward-looking statement except as required by law. Investors should read the risk factors set forth in Avant's Form 10-K filed with the Securities and Exchange Commission on January 13, 2016, and other periodic reports filed with the Securities and Exchange Commission.

Investor and Media Contact:

Ascendant Partners, LLC

Fred Sommer

732-410-9810

fred@ascendantpartnersllc.com

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